EXHIBIT 23

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-62566 on Form S-8, Registration Statement No. 333-53449 on Form S-8, Amendment No. 2 to Registration Statement No. 33-52196 on Form S-3 and Registration Statement No. 333-104732 on Form S-8 of American Pacific Corporation of our report dated December 18, 2003 appearing in this Annual Report on Form 10-K of American Pacific Corporation for the year ended September 30, 2003.

/s/ DELOITTE & TOUCHE LLP

Las Vegas, Nevada

December 18, 2003